
As filed with the Securities and Exchange Commission on August 17, 1994

                                                     Registration No. 33-_______
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                         ADVANCED MICRO DEVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                                                    94-1692300
- ------------------------------                                ------------------
(State or other jurisdiction of                                 (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                  One AMD Place, Sunnyvale, California  94088
                 ----------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)


             Advanced Micro Devices, Inc. 1992 Stock Incentive Plan
             ------------------------------------------------------
                            (Full title of the plan)


                            RICHARD H. LOVGREN, ESQ.
                                 General Counsel
                          ADVANCED MICRO DEVICES, INC.
               One AMD Place, M/S 68, Sunnyvale, California  94088
             -------------------------------------------------------
                     (Name and address of agent for service)


                                 (408) 732-2400
     ----------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



        Approximate date of commencement of the proposed sale to public:
    As soon as possible after this Registration Statement becomes effective.


This Registration Statement, including exhibits, consists of 11 sequentially numbered pages.


                     The Exhibit Index is located at page 8.

                                        1

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- --------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------


Title of    Amount         Proposed       Proposed          Amount of
securities  to be          maximum        maximum           registration
to be       registered(1)  offering       aggregate         fee
registered   (2)           per share(3)   offering
                                          price

- --------------------------------------------------------------------------------
Common      4,600,000      $27.94         $128,512,500.00   $44,314.66
Stock
$0.01
par value

- --------------------------------------------------------------------------------


(1) This Registration Statement also includes any additional shares of the Registrant's Common Stock which may subsequently be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Does not include $4,750,000 shares of the Registrant's Common Stock reserved for issuance under the Registrants' 1992 Stock Incentive Plan which were previously registered on a Form S-8 Registration Statement (No. 33-46578), filed with the Securities and Exchange Commission on March 23, 1992.

(3) Estimated solely for the purpose of determining the registration fee, based upon the average of the high and low prices for the Common Stock on the New York Stock Exchange on August 11, 1994, a date within five business days of the filing of this registration statement.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

          The information required to be included in the Section 10(a) prospectus is not required to be included herein.



                                     PART II

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed or to be filed by the Corporation with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

     a. Annual Report on Form 10-K for the fiscal year ended December 26, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     b. Form 10-K/A Amendment No. 1 to the Annual Report for the fiscal year ended December 26, 1993, filed pursuant to Section 13 of the Exchange Act.

     c. Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 1994, filed pursuant to Section 13 of the Exchange Act.

     d. Form 10-Q/A Amendment No. 1 to the Quarterly Report for the fiscal quarter ended March 27, 1994, filed pursuant to Section 13 of the Exchange Act.

     e. Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 1994, filed pursuant to Section 13 of the Exchange Act.

     f.   Current Report on Form 8-K dated March 10, 1994, filed pursuant to
Section 13 of the Exchange Act.

     g.   Current Report on Form 8-K dated July 8, 1994, filed pursuant to
Section 13 of the Exchange Act.

     h. Notice of Annual Meeting and Proxy Statement for annual meeting held on April 27, 1994, mailed on March 25, 1994.

     i. The description of the Corporation's Common Stock contained in the registration statement (and future amendments thereto) for such Common Stock filed under Section 12 of the Exchange Act.

     j. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of such filing.


Item 4.   DESCRIPTION OF SECURITIES

     (See Item 3(i).)


Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     The person who executed the opinion of counsel in Exhibit 5 attached hereto is employed by the Corporation as Senior Corporate Attorney.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware Corporation Law provides for the indemnification of directors and officers under certain conditions. The By-Laws of the Corporation permit indemnification to the maximum extent permitted by Delaware Law. In addition, the Corporation is bound by agreements with certain of its directors and officers which obligate the Corporation to indemnify such persons in various circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Corporation has in effect a directors and officers liability insurance policy indemnifying the directors and officers of the Corporation and the directors and officers of the Corporation's subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Act. The Corporation pays the entire premium of this policy.

     The Corporation's Certificate of Incorporation contains a provision which eliminates the personal liability of directors of the Corporation for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b)(7) of the General Corporation Law of Delaware.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


Item 8.   EXHIBITS

     4.1 Advanced Micro Devices, Inc. 1992 Stock Incentive Plan, amended, filed as Exhibit 10.3 to the Corporation's 1993 annual report on Form 10-K is hereby incorporated by reference.

     4.2 Schedule 1992 United Kingdom Share Option Scheme of Advanced Micro Devices, Inc., filed as Exhibit 4.2 to the Corporation's Registration Statement (No. 33-46578) on Form S-8, dated March 23, 1992, is hereby incorporated by reference.

     4.3 Forms of Stock Option Agreements, filed as Exhibit 4.3 to the Corporation's Registration Statement (No. 33-46578) on Form S-8, dated March 23, 1992, is hereby incorporated by reference.

     5.   Opinion of Counsel.

     23.1 Consent of Ernst & Young, Independent Auditors.

     23.2 Consent of Counsel (See Exhibit 5).

     24.  Power of Attorney.


Item 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 5th day of August 1994.

               ADVANCED MICRO DEVICES, INC.

               By:  /s/ Marvin D. Burkett
                    -----------------------------
                        Marvin D. Burkett
                        Senior Vice President,
                        Chief Financial Officer,
                        and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                        Date
- ---------                -----                                        ----
/s/ W. J. Sanders III*   Chairman of the Board                  August 5, 1994
- ------------------------ and Chief Executive Officer
W. J. Sanders III        (Principal Executive Officer)

/s/ Anthony B. Holbrook* Vice Chairman of the Board             August 5, 1994
- ------------------------ and Chief Technical Officer
Anthony B. Holbrook

/s/ Richard Previte*     Director, President and                August 5, 1994
- ------------------------ Chief Operating Officer
Richard Previte

/s/ Charles M. Blalack*  Director                               August 5, 1994
- ------------------------
Charles M. Blalack

/s/ R. Gene Brown*       Director                               August 5, 1994
- -----------------------
R. Gene Brown

/s/ Joe L. Roby*         Director                               August 5, 1994
- -----------------------
Joe L. Roby

/s/ Friedrich Baur*      Director                               August 5, 1994
- -----------------------
Friedrich Baur

/s/ Leonard Silverman*   Director                               August 5, 1994
- -----------------------
Leonard Silverman

/s/ Marvin D. Burkett*   Senior Vice President,                 August 5. 1994
- -----------------------  Chief Financial Officer,
Marvin D. Burkett        and Treasurer
                         (Principal Financial Officer)

/s/ Larry Carter         Vice President and                     August 6, 1994
- -----------------------  Controller (Principal
Larry Carter             Accounting Officer)



* By:  /s/ Marvin D. Burkett
       ----------------------------------
     Marvin D. Burkett, Attorney-in-fact
     pursuant to Exhibit 24

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                                  EXHIBIT INDEX
                                  -------------

                                                                                               Sequential
Exhibit No.              Exhibit Name                                                          Page No.
- -----------              ------------                                                          ----------

 4.1       Advanced Micro Devices, Inc. 1992
           Stock Incentive Plan, amended,
           filed as Exhibit 10.3 to the
           Corporation's 1993 annual report
           on Form 10-K is hereby incorporated
           by reference.

 4.2       Schedule 1992 United Kingdom
           Share Option Scheme of Advanced
           Micro Devices, Inc., filed as
           Exhibit 4.2 to the Corporation's
           Registration Statement (No. 33-46578)
           on Form S-8, dated March 23, 1992,
           is hereby incorporated by reference.

 4.3       Forms of Stock Option Agreements,
           filed as Exhibit 4.3 to the Corporation's
           Registration Statement (No. 33-46578)
           on Form S-8, dated March 23, 1992, is
           hereby incorporated by reference.

 5.        Opinion of Counsel.                                                                      10

 23.1      Consent of Ernst & Young,                                                                11
           Independent Auditors.

 23.2      Consent of Counsel (See Exhibit 5).

 24.       Power of Attorney relating to the                                                        9
           Advanced Micro Devices, Inc. 1992
           Stock Incentive Plan.

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                                        8